Exhibit 4.48

Bond

Indian-Non Judicial Stamp
Haryana Government

Date :24/11/2016

Certificate No. G0X2016K3558

GRN No. 21829099

Stamp Duty Paid : ₹ 100
(Rs. Hundred Only)

Penalty :₹ 0
(Rs. Zero Only)

Deponent

Name Dlf Cybercity Developersltd
H.No/Floor : Na Sector/Ward : Na Landmark : Na
City/Village : Gurugram District : Gurugram State : Haryana
Phone : 9582755588

Purpose : Agreement Between DLF Cyber City Developers Ltd and Others **to be submitted at Gurugram**

ADDENDUM TO THE LEASE DEED

This addendum dated_______ (**"this Addendum"**) to the Lease Deed dated ________ (**"Lease Deed"**) is made at _______

BETWEEN

DLF Cyber City Developers Limited, a company incorporated under the Companies Act, 1956 (including any statutory modification or re-enactment thereof) and having its registered office at 10th Floor, DLF Gateway Tower, 'R' Block, DLF City, Phase III, Gurgaon - 122002 (hereinafter referred to as **"THE LESSOR"** which expression, shall unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors, administrators, transferees and assigns) acting through its Authorised Signatories **Mr. Nishant Banerjee** and **Mr. R. P. Punjani**, duly authorized vide Board Resolution dated 2.11.2015 of the First Part.

AND

MakeMyTrip (India) Pvt. Ltd., a company registered under the Companies Act, 1956, having its registered office at UG-07, (Front Side), TDI Mall, Rajouri Garden, New Delhi - 110027 (hereinafter referred to as **"THE LESSEE"** which expression, shall unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors) having Permanent Account Number (PAN) AADCM5146R and Tax Deduction and Collection Account Number (TAN) DELM09144C acting through its Authorised Signatory(ies) **Mr. Mohit Kabra** duly authorised vide Board Resolution/ Power of Attorney dated 21.11.2016 of the Second Part.

(Both THE LESSOR and THE LESSEE are collectively referred to as **"the Parties"**).

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Capitalised words and expressions not defined herein shall have the meaning ascribed to them in the Lease Deed.    WHEREAS THE LESSEE and THE LESSOR have executed the Lease Deed in respect of the Demised Premises.    AND WHEREAS upon    request    of THE LESSEE, THE LESSOR has agreed    to carry out certain amendments/ additions/ modifications to the Lease Deed to give effect to the understanding which is recorded in this Addendum. NOW THIS ADDENDUM WITNESSETH AS UNDER: 1    That this Addendum, upon execution, shall form an integral part of the Lease Deed. The contents hereof shall be effective from the date the Lease Deed becomes effective and shall be coterminous with the Lease Deed. 2.                That it has been agreed between the Parties to cause the following amendments/ additions/ modifications to the Lease Deed in the manner as provided hereunder:    2.1 That Recital C of the Lease Deed stands substituted with the following recital and accordingly Recital C reads as under: “C After due inspection    and verification of Said Plot, Said Complex, Said Building and Demised Premises and after considering the offer of THE LESSOR to share all approvals and sanctions including approved building plans, documents relating to title, competency and all other relevant details, THE LESSEE is entering into this Lease Deed.” 2.2 That Clause l(A) of the Lease Deed stands modified to the effect that the definition of “Business Operations” stands added before the definition of “Car Parking Charges” and accordingly    the definition of “Business Operations” reads as under: “Business    Operations”    shall    mean    business    activities relating    to information    technology/ information    technology enabled    services, carried out by THE LESSEE from the Demised Premises as per the Laws.” 2.3 That Clause 1(A) of the Lease Deed stands modified to the effect that the definition of “Undisputed Amount(s)”    stands added after the definition of “TDS” and accordingly the definition of “Undisputed Amount(s)” reads as under: ““Undisputed Amount(s)” shall mean all amounts jointly and severally, as set forth in Annexure C-1, which are payable by THE LESSEE in terms of the Lease Deed, and additionally shall include such other amounts that the Parties agree are payable under this Lease Deed.” 2.4 That Clause 2 of the Lease Deed stands substituted with    the following clause and accordingly Clause 2 reads as under: Page 2 of 14

“2,      THE LESSOR hereby agrees to grant Demised Premises on Lease to THE LESSEE and THE LESSEE agrees to take Demised Premises on Lease from THE LESSOR for Lease Term.    During Lease Term, THE LESSEE shall have the right to use car parking spaces, as provided in Annexure T-Ill,    in terms of this Lease Deed. Further, THE LESSEE shall also have the right to use the common areas, facilities and amenities including areas in the basement    /stilt reserved for ingress / egress and common    circulation in Said Building / Said Complex    / Said Plot along with    other    lessees / occupants    in Said Building / Said Complex, as per terms and conditions of this Lease Deed.    THE LESSEE    agrees and undertakes that    it shall only    conduct    the Business Operations    from    Demised Premises which    is in accordance with Laws.”    2.5 That Clause 4.5 of the Lease Deed stands substituted with the following clause and accordingly Clause 4.5 reads as under:    “4.5 Notwithstanding other rights of THE LESSOR, all delayed payments in respect of Undisputed Amount(s) under    this Lease Deed shall carry an interest, at DPI Rate, from Due Date till the date the payments are realized by THE LESSOR.”    2.6That Clause 5.4 of the Lease Deed stands substituted with the following clause and accordingly Clause 5.4 reads as under:    “5.4 Security Deposits shall be the amounts kept with THE LESSOR or its nominee(s) / assign(s) to secure the due performance of obligations including payments of all dues in respect of Undisputed Amount(s) by THE LESSEE under this Lease Deed.    THE LESSOR shall    be entitled, at    any    time,    to    utilize    and    make deduction(s) from Security Deposits of the Undisputed Amount(s) and TDS (if any), which in the opinion of THE LESSOR, is / are equivalent to the outstanding dues of THE LESSEE in accordance with the terms    of this Lease Deed. THE LESSEE shall be required to forthwith replenish Security Deposits’ to the full amount upon any deduction(s) made by THE LESSOR under any provision of this Lease Deed.    THE LESSOR shall provide to THE LESSEE the statement of the outstanding dues payable by THE LESSEE, if any, and other estimated charges payable under this Lease Deed, supported with relevant documents, five (05) days prior to the expiry of Lease Term / Lease Renewal Term, if any, or earlier termination of this Lease Deed and THE LESSEE undertakes to    pay the    aforesaid    Undisputed Amount(s) and. TDS (if    any) not    later    than    the    date of    expiry    / earlier termination of this Lease Deed and provide TDS certificates within the requisite time period as provided under the Income Tax Act, 1961 and the rules framed thereunder.    “Simultaneously to the expiry / earlier termination of this ease Deed and upon    Page 3 of 14

THE LESSEE surrendering peaceful, vacant and physical possession of Demised Premises in as good condition as it was in at the time when THE LESSEE was handed over Demised Premises for interior fit-out works (reasonable wear and tear excepted), subject to THE LESSEE    making    payment of    any    and all outstanding dues and penalties in respect of Undisputed Amount(s) and TDS (if any) during the Lease Term or Lease Renewal Term, if any, separately to THE LESSOR, THE LESSQI” shall be entitled to withhold Security Deposits equivalent to one month’s last payable Monthly Rent, for making good any loss or damage caused or permitted to be caused to THE LESSOR or Demised Premises by THE LESSEE. However, if such expense incurred exceeds the amount    withheld by THE LESSOR, THE LESSEE    shall pay the    balance    amount    to    THE LESSOR immediately as and when demanded by THE LESSOR. Subject to the foregoing, THE LESSOR or its nominee(s) / assign(s)    shall    refund Security    Deposits as mentioned above to THE LESSEE, without any interest thereon.” 2.7    That Clause 6.3 of the Lease Deed stands substituted with the following clause and accordingly Clause 6.3 reads as under: ‘‘6.3 Taxes for Demised Premises shall be paid / reimbursed by THE LESSEE to THE LESSOR, within seven (7) days of the date of invoice / demand raised / made by THE LESSOR, giving details thereof, duly supported with the documents.”    2.8 That Clause 7.6 of the Lease Deed stands substituted with the following clause and accordingly Clause 7.6 reads as under: “7.6 After completion of a financial year (i.e. from 1st April of a calendar year to 31st March    of the next calendar year), THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) will provide THE LESSEE, within six months, a certificate of charges / expenses / expenditure towards Maintenance Charges incurred during such financial year from a third party auditor appointed by THE LESSOR who shall certify that such Maintenance Charges are levied uniformly with respect to Said Building. Any under-recovery by THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third    party    service provider(s) shall become payable by THE LESSEE to THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) and any over-recovery by THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed    agency(ies) / third party    service provider(s) shall become refundable by THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third    party service provider(s) to THE LESSEE. Any under-recovery by THE LESSOR shall be recovered by raising the invoice / demand in this regard. Any refund to THE LESSEE on account of over -recovery shall be refunded /adjusted within thirty (30) days of providing such third    party    auditor    certificate    and    issuance    of    credit    / debit    note    (as applicable).” 2.9 That Clause 11.1.1 of the Lease Deed stands substituted with the following clause and accordingly Clause 11.1.1 reads as under:                Page 4 of 14

“11.1.1 Subject    to    availability and    subject    to    THE LESSEE    seeking    prior written permission (which permission shall not be unreasonably withheld), THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) may allow THE LESSEE to put Façade Signage at such location / space which    may be earmarked for the    purpose. The size, specification, location, aesthetics etc. of Façade Signage shall be approved by THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies)    / third·party service provider(s) before its installation.”                2.10     That Clause 11.2 of the Lease Deed stands substituted with the following clause and accordingly Clause 11.2 reads as under:    “11.2 Subject    to    availability and    subject    to    THE LESSEE seeking    prior written permission (which permission shall not be unreasonably withheld), THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) may allow THE LESSEE to put directional signage / name / logo at such location / space which may be earmarked for the purpose. The    size,    specification, location, aesthetics    etc.    of    the    directional    signage/ name/ logo shall be approved by THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) /appointed agency(ies) / third party service provider(s) before its installation.”                2.11 That Clause 23.1.5 of the Lease Deed stands substituted with the following clause and accordingly Clause 23.1.5 reads as under:    “23.1.5 If Demised Premises is closed / shut by THE LESSEE during business hours for 7 consecutive days without prior written notice to THE LESSOR and there is apprehension or threat to the safety and security of Demised Premises, Said Building / Said Complex or other    occupants    of Said Building / Said Complex, then THE LESSEE authorizes THE LESSOR to enter Demised Premises and take possession    thereof.    Any such action    by THE LESSOR shall be without any prejudice to THE LESSOR’s right    to claim    its dues or avail other    remedies available    to    THE LESSOR. However, during the    period    Demised    Premises remains closed / shut, THE LESSEE shall not be absolved of its responsibilities to ensure that there is no risk to the safety and security of Demised Premises, Said Building / Said Complex or other    occupants / visitors    of Said Building /Said Complex.”    2.12 That Clause 24.1 of the Lease Deed stands substituted with the following clause and accordingly Clause 24.1 reads as under:    “24.1 THE LESSEE is entitled to conduct only the Business Operations from Demised Premises which    is in accordance with    Laws and the license(s).    THE LESSEE agrees and undertakes that    it shall not use Demised    Premises for purposes other than as mentioned hereinbefore.”    2.13 That Clause 24.4 of the Lease Deed stands substituted with the following clause and accordingly Clause 24.4 reads as under: Page 5 of 14

“24.4 In the event, THE LESSEE merges / amalgamates / consolidates / transfers its assets and liabilities with / to any entity on account of any merger / amalgamation or consolidation of THE LESSEE then THE LESSOR may at its discretion terminate the Lease Deed and in case of such termination THE LESSOR shall enter into a fresh lease deed on the same terms and conditions of the Lease Deed and such other document(s) with new entity / transferee as may be required, provided the resultant entity/ transferee is not a competitor of THE LESSOH or is not an entity blacklisted by THE LESSOR.” 2.14 That Clause 25.7 of the Lease Deed stands substituted with the following clause and accordingly Clause 25.7 reads as under: “25.7 THE LESSEE further confirms that it shall obtain / has obtained Governmental Approval which may be necessary for commencement of / carrying on of its interior fit-out works / Business Operations in Demised Premises. THE LESSEE shall be solely responsible and liable for all consequences including claims, damages, penalties, levies, fines, impositions etc. arising out of non-compliance thereof or for any action by any Governmental Authority in this regard.” 2.15 That Clause 27 of the Lease Deed stands substituted with the following clause and accordingly Clause 27 reads as under: “27. THE LESSOR shall allow during the term of this Lease Deed, peaceful enjoyment of Demised Premises to THE LESSEE, subject to THE LESSEE performing all its obligations under this Lease Deed. Except for any force majeure event, if the Demised Premises becomes uninhabitable and unusable due to reasons directly attributable to THE LESSOR for 15 consecutive days, THE LESSOR shall rectify such default within a reasonable time period from the date of receipt of THE LESSEE’s written notice. On failure of THE LESSOR to rectify the default within a reasonable time period, THE LESSEE shall be entitled to terminate the Lease Deed. Further, THE LESSEE may seek THE LESSOR to buy out the fit-outs in the Demised Premises and THE LESSOR shall purchase the said fit-outs at the depreciated value of the said fit -outs, calculated on a straight line basis for the Lease Term of the Lease Deed. The foregoing constitutes THE LESSEE’s sole right and THE LESSOR’s sole obligation in this regard.” 2.16 That Clause 31.1(i) of the lease Deed stands substituted with the following clause and accordingly Clause 31.1(i) reads as under: “31.1(i) Failure by THE LESSEE to comply with Laws and / or guidelines of THE LESSOR with respect to safety / security / fire safety. Safety of all occupants of Said Building / Said Complex and that of Said Building / Said Complex itself are of paramount importance and THE LESSEE will perform all acts and deeds necessary for complying with all safety requirements. Page 6 of 14

Upon any such failure of THE LESSEE to comply with the aforesaid requirements, THE LESSOR shall by notice to THE LESSEE give 30 days to THE LESSEE to rectify the default (“Cure Period”). During the Cure Period, THE LESSEE shall not operate from such portion of Demised Premises as is affected by the default till the time such default is rectified and it shall remain the responsibility of THE LESSEE to ensure that such default poses no risk to safety and security of Demised Premises, Said Building or other occupants/visitors of Said Building. On failure of THE LESSEE to rectify the default within the Cure Period, this lease Deed shall stand terminated on the expiry of the Cure Period and THE LESSOR will be entitled to re-enter and take possession of Demised Premises without any prejudice to THE LESSOR’s right to claim its dues and / or avail other remedies available to THE LESSOR;” 2.17 That contents of Clause 31.1(ii) of the Lease Deed stands substituted with the words “NOT USED” and accordingly Clause 31.1(ii) reads as under: “31.1(ii) NOT USED” 2.18 That Clause 31.1(iii) of the Lease Deed stands substituted with the following clause and accordingly Clause 31.1(iii) reads as under: “3l.l(iii) Failure by THE LESSEE to make any payments in respect of Undisputed Amount(s) within the time stipulated in this lease Deed and where such payments remain outstanding for a period of 60 days from the Due Date and all other defaults of similar nature including dishonor of any cheque(s) given by THE LESSEE to THE LESSOR for any reason whatsoever;” 2.19That the contents of Clause 31.l(vii) of the Lease Deed stands substituted with the words “NOT USED” and accordingly Clause 31.1(vii) reads as under: “31.1(vii) NOT USED;” 2.20 That Clause 31.1(ix) of the Lease Deed stands substituted with the following clause and accordingly Clause 31.1(ix) reads as under: “31.1(ix)    In the event THE LESSEE carries on and / or conducts    any business from Demised    Premises    other    than    the    Business    Operations which    is    in accordance with Laws;” 2.21 That the contents of Clause 31.1(x) of the Lease Deed stands substituted with words “NOT USED” and accordingly Clause 31.l(x) reads as under: “31.l(x) NOT USED;” 2.22That the contents of Clause 31.1(xii) of the Lease Deed stands substituted with    the words “NOT USED” and accordingly Clause 31.l(xii) reads as under: “31.1 (xii) NOT USED.”    Page 7 of 14

2.23 That Clause 31.2 of the Lease Deed stands substituted with the following clause and accordingly Clause 31.2 reads as under: “31.2 Except for the events of default wherein termination has been specifically provided in this Lease Deed, upon occurrence of any one or more of other event(s) of default under this Lease Deed including but not limited to those provided in clause 31.1 above, THE LESSOR shall by written notice to THE LESSEE give 30 days to THE LESSEE to rectify the default. On failure of THE LESSEE to rectify the default within 30 days so provided, this Lease Deed shall stand determined on expiry of said 30 days and THE LESSOR will be entitled to re - enter and take possession of Demised Premises without any prejudice to THE LESSOR‘s right to claim its dues or avail other remedies available to THE LESSOR. THE LESSEE agrees that upon such termination of Lease, THE LESSEE shall be left with no right or interest over Demised Premises.” 2.24 That Clause 31.4 of the Lease Deed stands substituted with the following clause and accordingly Clause 31.4 reads as under: “31.4 It is further agreed by THE LESSEE that THE LESSOR shall be entitled to adjust Security Deposits deposited by THE LESSEE under this Lease Deed against any/ all sums due to THE LESSOR in respect of Undisputed Amount(s); including Monthly Rent and Maintenance Charges for the un-expired period of Lease Term, Taxes for Demised Premises, interests, damages etc. In the event the aggregate of arrears of Monthly Rent, any other sum due and payable and the above mentioned costs / expenses exceed the amount deposited as Security Deposits under this Lease Deed, then THE LESSEE shall pay to THE LESSOR to the extent of such Undisputed Amount(s) due to THE LESSOR over and above the amount deposited as Security Deposits.” 2.25 That a new clause stands added after the Clause 32 of Lease Deed as Clause 32 A and accordingly Clause 32 A reads as under: “32 A THE LESSOR shall not have the right to terminate Lease until expiry of Lock-in period except in accordance with Clause 31.1. After the expiry of the Lock-in period, THE LESSOR shall be liable to give a prior written notice for the Notice Period to THE LESSEE except where the termination is pursuant to Clause 31.1 and 31.2.” 2.26 That Clause 35.1 of the Lease Deed stands substituted with the following clause and accordingly Clause 35.1 reads as under: “35.1 THE LESSEE shall have the option to renew this Lease Deed for Lease Renewal Term(s) on the similar terms and conditions as contained in this Lease Deed and such renewal shall be permitted by THE LESSOR, provided that: (a) THE LESSEE has communicated to THE LESSOR by a written notice at least six (6) months prior to the expiry of Lease Term its intention to renew Lease for Page 8 of 14

Lease Renewal Term; and (b) THE LESSEE has been performing all its obligations under this Lease Deed to the satisfaction of THE LESSOR including but not limited to payment of all dues in respect of Undisputed Amount(s).” 2.27 That Clause 35.2 of the Lease Deed stands substituted with following clause and accordingly Clause 35.2 reads as under: “35.2 THE LESSEE acknowledges and agrees that the renewal shall not be permitted if any Undisputed Amount(s) under this Lease Deed is due and payable by THE LESSEE.” 2.28 That Clause 36 of the Lease Deed stands substituted with the following clause and accordingly Clause 36 reads as under: “36 THE LESSEE represents, undertakes and assures to THE LESSOR that it shall hold THE LESSOR harmless and defend any and all action, suits, proceedings, claims, judgments etc. against THE LESSOR brought about by any third party for any IPR infringement by THE LESSEE.” 2.29 That the contents of Clause 45 of the Lease Deed stands substituted with the words “NOT USED” and accordingly Clause 45 reads as under: “45 NOT USED.” 2.30 That Clause 49 of the Lease Deed stands substituted with the following clause and accordingly Clause 49 reads as under: “49 All or any disputes arising out of, touching upon, connected with, concerning or in relation to the terms of this Lease Deed including the interpretation and validity of the terms thereof and the respective rights and obligations of the Parties shall be settled amicably by mutual discussion failing which the same shall be settled through arbitration to be conducted by a sole arbitrator who shall be appointed by THE LESSOR as hereinafter provided. For appointment of the sole arbitrator, THE LESSOR shall identify three retired high court judges and intimate in writing to THE LESSEE the names of the retired high court judges so identified. THE LESSEE shall, within 15 days from receipt of such written intimation, nominate in writing to THE LESSOR any one of such retired high court judges to be appointed as the sole arbitrator. Upon receiving the written intimation from THE LESSEE as stated hereinbefore, THE LESSOR shall appoint the sole arbitrator to adjudicate upon the disputes between the Parties. In the event, THE LESSEE is not satisfied with the first set of names of the retired high court judges as provided by THE LESSOR, then THE LESSEE shall intimate THE LESSOR about the same within 7 days from the receipt of written intimation from THE LESSOR and THE LESSOR shall identify three other retired high court Page 9 or 14 judges and intimate in writing to THE LESSEE the names of the other retired high court judges so identified. THE LESSEE shall, within 15 days of such intimation, nominate in writ1ng to THE LESSOR any one of such retired high court judges to be appointed as the ole arbitrator. Upon receiving the written intimation from THE LESSEE as stated hereinbefore, THE LESSOR shall appoint the sole arbitrator to adjudicate upon the disputes between the Parties. In the event, THE LESSEE fails to nominate in writing as aforesaid within 15 days from the receipt of written intimation from THE LESSOR, then THE LESSOR shall have the sole right to nominate and appoint from within the names so nominated, the sole arbitrator to adjudicate upon the disputes between the Parties. THE LESSEE expressly acknowledges, accepts and agrees that it shall not be entitled to reject the names identified by THE LESSOR and rejection, if any, by THE LESSEE of the names so identified by THE LESSOR shall be deemed to be failure of THE LESSEE to nominate the arbitrator. The arbitration shall be governed by the Arbitration & Conciliation Act, 1996 or any statutory amendments/ modifications thereof for the time being in force. The arbitration proceedings shall be held at New Delhi by the sole arbitrator who shall be appointed as mentioned hereinbefore and whose decision shall be final and binding upon the Parties. THE LESSEE hereby confirms that it shall have no objection to this appointment of the arbitrator by THE LESSOR. The arbitration proceedings shall be in English language only. The District courts at Gurgaon and the Punjab and Haryana High Court at Chandigarh alone shall have the jurisdiction concerning all matters in this Lease Deed.” 2.31 That the description at the following serial nos. of Annexure C-l of the Lease Deed stands modified / substituted and accordingly the description at the respective serial nos. reads as under: S.NO ITEM DESCRIPTION 1. Demised Premises Approx. 1,38,293 sq. ft.(12,847.674 sq. mtrs.) on 18th & 19th floors in Said Building comprising of: • Approx. 15,826 sq. ft. (1,470.261 sq. mtrs.) on 18th Floor, Tower A, Building 5, DLF Cyber City, Gurgaon. •Approx. 18,370 sq. ft. (1,706.621 sq. mtrs.) on 18th Floor, Tower B, Building 5, DLF Cyber City, Gurgaon. •Approx. 41,760 sq. ft. (3,879.572 sq. mtrs.) on 19th Floor, Tower A, Building S, DLF Cyber City, Gurgaon. Page 10 of 14

		• Approx. 50,783 sq. ft. (4,717.870 sq. mtrs.) on 19th Floor, Tower B, Building 5, DLF Cyber City, Gurgaon. • Approx. 11,554 sq ft. (1,073.350 sq. mtrs.)on 19th Floor Tower C, Building 5, DLF Cyber City, Gurgaon.
10.	Monthly Rent	Rs. 1,35,52,714/-(Rupees One Crore Thirty Five Lakhs Fifty Two Thousand Seven Hundred and Fourteen only) calculated at the rate of Rs. 98/- per square foot per month/ Rs. 1054.87/- per square meter per month (Rupees Ninety Eight only per square foot per month/Rupees One Thousand Fifty Four and Paise Eighty Seven only per square meter per month) of Gross Leasable Area of Demised Premises. Provided, THE LESSOR shall provide THE LESSEE a rent free period of One (01) month at the end of every year during the Lease Term and Lease Renewal Term(s), if any. However, upon earlier termination of the Lease Deed during the Lease Term or Lease Renewal Term, if any, a rent free period shall be provided proportionate to the number of months, the Demised Premises is occupied by THE LESSEE during that year in which such termination takes place.
11.	Car Parking Charges	Rs. Nil/- (Rupees Nil only for 138 car parking space(s) at Rs. Nil/- per car parking space per month. (Rupees Nil only) per car parking space per month i.e. One (01) car parking space per 1,000 sq. ft. of Gross Leasable Area of Demised Premises shall be provided free of cost. Additional Car Parking Space(s): 150 additional car parking space(s) shall be provided separately through leave & license agreement for a period of 11 months which shall be renewed as per the terms and conditions stipulated in the leave & license agreement. Additional Car Parking Charges: Rs. 4,50,000/-(Rupees Four Lakhs and Fifty Thousand only) for 150 additional car parking space(s) at Rs. 3,000/- per additional car parking space per month. (Rupees Three Thousand only) per additional car parking space per month.

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13.	Lease Renewal Term(s) and Escalation(s)	Three (03) term(s) of Three (03) years each. During Lease Term and Lease Renewal Term Monthly Rent, Car Parking Charges, , Security Deposits etc., shall be enhanced at the end of 36th, 72nd and 108th month from Lease Commencement Date by 15 % over and above last payable respective amount. Interest Free Refundable Security Deposit shall always be equivalent to 14.69 months' corresponding Monthly Rent and upon escalation as mentioned hereinabove, the differential amount shall be payable by THE LESSEE on or before such escalation.
14.	Interest Free Refundable Security Deposit (IFRSD)	Rs. 19,90,89,368.66/- (Rupees Nineteen Crores Ninety Lakhs Eighty Nine Thousand Three Hundred Sixty Eight and Paise Sixty Six only) calculated at the rate of Rs. 98/- per square foot per month /Rs. 1,054.87/- per square meter per month (Rupees Ninety Eight only per square foot per month / Rupees One Thousand Fifty Four and Paise Eighty Seven only per square meter per month) of Gross Leasable Area of Demised Premises in the following manner: Payment on signing of Offer Letter: 01 month Monthly Rent amounting to Rs. 1,35,52,714/-(Rupees One Crore Thirty Five Lakhs Fifty Two Thousand Seven Hundred and Fourteen only). On signing of Lease Deed: 4.51 months' Monthly Rent amounting to Rs. 6,11,22,740.14/- (Rupees Six Crores Eleven Lakhs Twenty Two Thousand Seven Hundred Forty and Paise Fourteen only). On Rent Commencement Date: 9.18 months' Monthly Rent amounting to Rs. 12,44,13,914.52/- (Rupees Twelve Crore Forty Four Lakhs Thirteen Thousand Nine Hundred Fourteen and Paise Fifty Two only). IFRSD shall always be equivalent to 14.69 months' corresponding Monthly Rent of Demised Premises as prevailing at any point of time during Lease Term. Further, upon escalation in Monthly Rent as mentioned at serial number 13 hereinabove, the differential amount shall be payable by THE LESSEE on or before such escalation.
36	Offer Letter	30th September, 2016

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2.32 That a new Annexure stands added after Annexure C-Ill of Lease Deed as Annexure C-IV and accordingly Annexure C-IV reads as under:” ANNEXURE C-IV EXPANSION OPTION FOR THE LESSEE The LESSOR shall not offer for lease, the portions of the Said Building as detailed below (“FRR Space”) without first offering the same to THE LESSEE in terms of Annexure C-IV. THE LESSEE shall have a first right of refusal, but not an obligation to take on lease the FRR Space. The details of the FRR Space are set out below: Area (sq.ft.) Building Floor Block/Tower Option Commencement Date Option Expiry Date 30,642 No. 518th A From the date of At the end of one intimation from THE LESSOR to THE LESSEE for the availability of the said FRR space. month from the date of intimation from THE LESSOR to THE LESSEE for the availability of the said FRR space. 3,470 No.5 19th A From the date of intimation from THE LESSOR to THE LESSEE for the availability of the said FRR space. At the end of one intimation from THE month from the date LESSOR to THE LESSEE of intimation from for the availability of the THE LESSOR to THE said FRR space. LESSEE for the availability of the said FRR space 3,993 No. 5 19th A From the one intimation from month from the date LESSOR to THE LESSEE of intimation from for the availability of the THE LESSOR to THE said FRR space. LESSEE for the availability of the said FRR space THE LESSOR shall intimate THE LESSEE 3 months prior to the availability of the said FRR space. THE LESSEE shall provide notice for exercising the relevant option within One (01) month of the intimation by THE LESSOR of the availability of such FRR space (“Option Expiry Date”). In the event of failure to provide such notice by the Option Expiry Date, the aforesaid relevant option shall lapse. The Lease and Rent Commencement Date of the FRR Space shall commence from the date of exercise of the relevant option. Page 13 of 14

The lease deed for the FRR space is to be signed within 7 days from the date of notice of exercise of the relevant option in the same format as the original lease executed between the Parties for the Demised Premises (“FRR Lease Deed”). The FRR Lease Deed will be co-terminus with this Lease Deed. The rent, car parking charges & Interest Free Refundable Security Deposit (IFRSD) escalation for the FRR Space will be along with the rent, car parking charges & Interest Free Refundable Security Deposit (IFRSD) escalation for the Demised Premises, as detailed in Annexure C-1 of this Lease Deed. All other terms and conditions including Monthly Rent will remain same as that of Demised Premises (prevalent at that time) as agreed for the Demised Premises. 3. All other terms and conditions of the Lease Deed shall remain valid and the same shall be binding on both THE LESSOR and THE LESSEE. 4. This Addendum alongwith Annexures thereto shall be a part and parcel of the Lease Deed and shall be binding on the Parties. IN WITNESS WHEREOF, THE LESSOR and THE LESSEE hereto have signed these presents on date, month, year and place written above. For· DLF Cyber City Developers Limited For MakeMyTrip (India) Pvt. Ltd. /s/ Nishant Banerjee /s/ R. P. Punjani (Underline both conformed signatures above)(Nishant Banerjee)& (R.P. Punjani) Authorized Signatory/ies /s/ Mohit Kabra (Underline conform signature) (Mohit Kabra) Authorized Signatory Witnesses: 1. 1. 2. 2. Page 14 of 14